Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 of Park City Group, Inc., filed November 9, 2017, of our report dated September 13, 2018, relating to our audit of the consolidated financial statements appearing in the Annual Report on Form 10-K of Park City Group, Inc. for the year ended June 30, 2018, and to the reference to us under the heading “Experts” in the prospectus.

Haynie & Company
Salt Lake City, Utah
September 13, 2018